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                                                                   Exhibit 4.5

                             SELECT COMFORT CORPORATION
                               AMENDMENT NUMBER 1 TO
                                      SERIES E
                              STOCK PURCHASE AGREEMENT
                                        AND
                                AMENDED AND RESTATED
                           REGISTRATION RIGHTS AGREEMENT

     This Amendment Number 1 to the Series E Stock Purchase Agreement and the Amended and Restated Registration Rights Agreement is made this 25th day of April, 1996, to be effective as of the 28th day of December, 1995, among Select Comfort Corporation, a Minnesota corporation (the "COMPANY"), and each of the Investors, as defined in the Series E Purchase Agreement, as defined below.

     WHEREAS, the Company and the Investors entered into that certain Series E Stock Purchase Agreement dated as of December 28, 1995 (the "SERIES E PURCHASE AGREEMENT") providing for the issuance by the Company of an aggregate of 857,143 shares of its Series E Convertible Preferred Stock for a purchase price of $10.50 per share, and that certain Amended and Restated Registration Rights Agreement dated as of December 28, 1995 (the "REGISTRATION RIGHTS AGREEMENT"); and

     WHEREAS, the Company and the Investors desire to amend, effective as of December 28, 1995, the Series E Purchase Agreement, pursuant to the terms and conditions of Section 15.1 thereof, and the Registration Rights Agreement, all as more fully set forth herein; and

     WHEREAS, terms used herein with an initial capital letter, unless otherwise expressly defined herein, shall have the meaning given to such terms in the Series E Purchase Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

     1. AMENDMENT OF SERIES E PURCHASE AGREEMENT. Pursuant to the provisions of Section 15.1 of the Series E Purchase Agreement, and subject to the conditions to closing of the transactions contemplated hereby as set forth below, the Series E Purchase Agreement is hereby modified and amended as follows:

     1.1 GRANT OF WARRANTS. Section 3 of the Series E Purchase Agreement shall be modified and amended to read in its entirety as follows:

          "3. SALE AND PURCHASE OF SHARES OF SERIES E PREFERRED AND COMMON STOCK PURCHASE WARRANTS. Subject to the terms and conditions hereof, the Company agrees to sell to each Series E Purchaser, and each Series E Purchaser severally agrees to purchase from the Company in accordance with this Agreement, the number of shares of Series E Preferred set forth opposite such purchaser's name on Schedule 1 attached to the Series E Purchase Agreement, together with one (1) common stock purchase warrant (each such warrant to be in the form of EXHIBIT 1.1 attached to this Amendment Number 1 and entitling the holder thereof to purchase one (1) share of Common Stock from the Company at an exercise price of $5.25 per share of Common Stock (all such warrants are

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     referred to herein collectively as the "WARRANTS" and all such shares of Common Stock purchasable upon exercise of the Warrants are referred to herein collectively as the "WARRANT STOCK")) for each five (5) shares of Series E Preferred purchased by such purchaser, rounded to the nearest whole number of Warrants, for an aggregate purchase price of Ten Dollars and 50 Cents ($10.50) per share of Series E Preferred. The parties hereto agree that of the purchase price for the shares of Series E Preferred, $.01 per share of Warrant Stock covered by the Warrants shall be allocated to the purchase of the Warrants."

     1.2 AMENDMENT OF ARTICLES. A new Section 3.1 shall be added to the Series E Purchase Agreement, which new Section 3.1 shall read in its entirety as follows:

          "3.1 FURTHER AMENDMENT OF ARTICLES OF INCORPORATION. The Restated Articles, as amended by the Articles Amendment adopted pursuant to the Series E Purchase Agreement (the "RESTATED ARTICLES"), shall be further amended to contain the provisions set forth in the amendment of the Restated Articles in the form of EXHIBIT 1.2 attached to this Amendment Number 1 (the "AMENDMENT"). The Company hereby undertakes to use its reasonable best efforts to obtain the approval of the shareholders of the Company of the Amendment as soon as practicable."

     2. CLOSING. The closing of the transactions necessary to effect the provisions of this Amendment Number 1 (the "SECOND CLOSING") shall take place as soon as practicable following the satisfaction of the conditions to closing set forth in Section 4 below (the date on which such closing takes place shall be referred to herein as the "SECOND CLOSING DATE") at the offices of Oppenheimer Wolff & Donnelly, Plaza VII, Suite 3400, 45 South Seventh Street, Minneapolis, Minnesota 55402, or such other place or different day as may be mutually acceptable to the Series E Purchasers and the Company. At the Second Closing, the Company shall issue and deliver to each of the Series E Purchasers (i) a common stock purchase warrant in the form of Exhibit 1.1 representing the right to purchase one (1) share of Common Stock at an exercise price of $5.25 per share of Common Stock for each five (5) shares of Series E Preferred purchased by such Series E Purchaser, and (ii) evidence of approval of the adoption and effectiveness of the Amendment in such form as may be reasonably requested by the Series E Purchasers.

     3. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. To induce the Investors to enter into this Amendment Number 1, the Company hereby represents and warrants to the Investors that:

          3.1 AUTHORITY. The Company has the requisite corporate power and authority to issue the Warrants and the Warrant Stock and to otherwise perform its obligations under this Amendment Number 1 and the Warrants. This Amendment Number 1 has been duly authorized by all necessary corporate action on behalf of the Company, has been duly executed and delivered by an authorized officer of the Company, and is a valid and binding agreement on the part of the Company that is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All

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     corporate actions necessary to the authorization, creation, issuance and delivery of the Warrants, and the approval and effectiveness of the Amendment, will be taken by the Company and its shareholders on or prior to the Second Closing Date. Each of the Warrants when issued pursuant to the terms of this Amendment Number 1 will be a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies.

          3.2 FINANCIAL STATEMENTS. The audited financial statements of the Company as of December 31, 1995, which are attached hereto as EXHIBIT 3.2, are in accordance with the books and records of the Company, present fairly the financial position of the Company as of the dates thereof and the results of operations for the periods covered thereby and, except as disclosed in the footnotes to such financial statements, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. The balance sheet as of December 31, 1995 (i) discloses all of the debts, liabilities and obligations of any nature (whether absolute, accrued or contingent and whether due or to become due) of the Company which, individually or in the aggregate, are material and which in accordance with generally accepted accounting principles would be required to be disclosed in such balance sheet, and the omission of which would, in the aggregate, have a material adverse impact on the Company, and (ii) includes appropriate reserves required in accordance with generally accepted accounting principles for all taxes and other liabilities accrued but not yet payable as of such date. Since the date of such financial statements, the Company has conducted its business only in the ordinary course of business consistent with past practices.

          3.3 VALID ISSUANCE OF WARRANTS AND WARRANT STOCK. The Warrants, when issued pursuant to the terms of this Amendment Number 1, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances, and restrictions, except as set forth in Section 6 below. The shares of Warrant Stock have been reserved for issuance and, when issued upon exercise of the Warrants, will be duly authorized, validly issued and outstanding, fully paid and nonassessable, free and clear of all pledges, liens, encumbrances and restrictions, except as set forth in Section 6 below. The Warrants to be delivered by the Company hereunder and the certificates representing the Warrant Stock to be delivered upon the exercise of the Warrants will be genuine, and the Company has no knowledge of any fact that which would impair the validity thereof.

          3.4 SECURITIES LAWS. Based in part upon the representations of the Series E Purchasers in the Series E Purchase Agreement, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Amendment Number 1 or the offer, issuance, sale or delivery of the Warrants or the offer of the Warrant Stock, other than the filing of an amendment to the Company's Form D filed pursuant to Regulation D under the Securities Act in connection with the Series E Purchase Agreement, and the qualification thereof, if required, under applicable state

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     securities laws, which qualification has been or will be effected as a condition of the Second Closing. Under the circumstances contemplated by this Agreement, the offer, issuance, sale and delivery of the Warrants and the offer of the Warrant Stock will not, under current laws and regulations, require compliance with the prospectus delivery or registration requirements of the Securities Act.

          3.5 DISCLOSURE. The Company has not knowingly withheld from the Series E Purchasers any material facts relating to the assets, business, operations, financial condition or prospects of the Company. No representation or warranty in this Amendment Number 1 or in any written certificate, schedule, statement or other document prepared by or on behalf of the Company and furnished or to be furnished by the Company to a Series E Purchaser pursuant hereto or in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

          3.6 CHANGES, DIVIDENDS, ETC. Except for the transactions contemplated by this Amendment Number 1, since December 31, 1995 the Company has not: (a) incurred any debts, obligations or liabilities, absolute, accrued or contingent and whether due or to become due, except liabilities incurred in the ordinary course of business, which (individually or in the aggregate) will not materially and adversely affect the business, properties or prospects of the Company; (b) paid any obligation or liability other than, or discharged or satisfied any liens or encumbrances other than those securing, current liabilities, in each case in the ordinary course of business; (c) declared or made any payment or distribution to its stockholders as such, or purchased or redeemed any of its shares of capital stock or other securities (other than in connection with the exercise of stock options in accordance with the terms thereof), or obligated itself to do so; (d) mortgaged, pledged or subjected to lien, charge, security interest or other encumbrance any of its assets, tangible or intangible, except in the ordinary course of business; (e) sold, transferred or leased any of its assets except in the ordinary course of business; (f) canceled or compromised any debt or claim, or waived or released any right of material value except in the ordinary course of business; (g) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, business or prospects of the Company; (h) entered into any transaction other than in the ordinary course of business (except that the Company has executed a letter of intent to conduct a joint test marketing plan in Japan and the Company is negotiating the terms of a consulting agreement with Ervin R. Shames); (i) encountered any labor difficulties or labor union organizing activities; (j) issued or sold any shares of capital stock or other securities or granted any options, warrants or other purchase rights with respect thereto other than contemplated by this Amendment Number 1, except for the grant of an aggregate of 206,000 options to purchase shares of Common Stock at a price of $5.25 per share; (k) made any acquisition or disposition of any material assets or become involved in any other material transaction, other than for fair value in the ordinary course of business; (l) increased the compensation payable, or to become payable, to any of its directors or employees, or made any bonus payment or similar arrangement with any directors or employees or increased the scope or nature of any fringe benefits provided for its employees or directors, except in the ordinary course of business; or (m) agreed to do any of the foregoing other than pursuant hereto.

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          3.7  CAPITALIZATION.  The Company will be authorized by its Restated
     Articles, upon approval of the Amendment and the filing thereof with the Secretary of State, to issue 25,000,000 shares of Common Stock, $0.01 par value, 4,458,852 shares of Series A Preferred, $1.00 par value, 2,400,000 shares of Series B Preferred, $1.25 par value, 2,292,635 shares of Series C Preferred, $1.00 par value, 2,083,332 shares of Series D Preferred, $1.00 par value, and 857,143 shares of Series E Preferred, $1.00 par value. Immediately prior to the Second Closing Date there were 1,677,076 shares of Common Stock, 4,458,852 shares of Series A Preferred, 2,400,000 shares of Series B Preferred, 2,292,635 shares of Series C Preferred, 2,083,332 shares of Series D Preferred and 857,143 shares of Series E Preferred issued and outstanding. All shares outstanding immediately prior to the Second Closing Date have been duly authorized and validly issued and are fully paid and nonassessable. The Company holds no shares in its treasury. Except for such shares of Common Stock and shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the Company has no other authorized series or class of capital stock and, except for the Warrants and outstanding options to purchase an aggregate of 1,723,046 shares of Common Stock, has no outstanding options, warrants or other rights to acquire securities of the Company. Except as set forth in the Amended and Restated Registration Rights Agreement and the Restated Articles, as amended by the Amendment, the Company is not subject to any obligation to register or redeem any outstanding Securities of the Company.

          3.8 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Except as modified by the representations and warranties set forth above in this
     Section 3, the Company hereby reaffirms that the representations and warranties of the Company set forth in the Series E Purchase Agreement were true and correct in all material respects as of the date of the Series E Purchase Agreement.

     4. CONDITIONS TO CLOSING. The obligation of the Company and the Series E Purchasers to consummate the transactions contemplated by this Amendment Number 1 is subject to the fulfillment prior to or on the Closing Date of the applicable conditions set forth in this Section 4. In the event that any such condition is not satisfied to the satisfaction of the Company and the Series E Purchasers, then neither the Company nor any Series E Purchaser shall be obligated to proceed with the consummation of the Second Closing.

          4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Amendment Number 1 shall be true in all material respects as of the Second Closing Date with the same effect as though made on and as of the Second Closing Date.

          4.2 AMENDMENT OF ARTICLES OF INCORPORATION. As of the Second Closing Date, the shareholders of the Company shall have approved the Amendment in accordance with the Restated Articles and applicable law and the Amendment shall have become effective as an amendment of the Restated Articles.

          4.3 COMPLIANCE WITH AMENDMENT NUMBER 1. The Company shall have performed and complied with all agreements or conditions required by this Amendment

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     Number 1 to be performed and complied with by it prior to or as of the
     Second Closing Date.

          4.4 CERTIFICATE OF OFFICERS. The Company shall have delivered to the Series E Purchasers a certificate, dated as of the Second Closing Date, executed by the President and the Chief Financial Officer of the Company, certifying to the satisfaction of the conditions specified in Sections 4.1,
     4.2 and 4.3 above.

          4.5 OPINION OF THE COMPANY'S COUNSEL. The Company shall have delivered to each Series E Purchaser an opinion, satisfactory to each of the Series E Purchasers, of Oppenheimer Wolff & Donnelly, counsel for the Company, dated as of the Second Closing Date, to the effect that:

               (a) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Minnesota, and has the corporate power and authority to own and hold the properties owned and leased by it and to carry on the business in which it is engaged. The Company has the corporate power and authority to enter into this Amendment Number 1 and to issue and sell the Warrants and the Warrant Stock, and to carry out the provisions of this Amendment Number 1;

               (b) This Amendment Number 1 and the Warrants have been duly authorized, executed and delivered by the Company, are the legal, valid and binding agreements of the Company and are enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization, and other similar laws affecting the enforcement of creditors' rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies;

               (c) The Warrants have been duly authorized, validly issued and delivered by the Company and are fully paid, non-assessable and free and clear of any liens, charges, claims and encumbrances except any created under this Amendment Number 1 or by or through the Series E Purchasers. The Warrants are in valid and sufficient form and the holders of the Warrants are entitled to the rights set forth in the Warrants;

               (d) The amendment of the Restated Articles to include the provisions set forth in the Amendment has been adopted by all necessary corporate action, the Amendment has been duly filed with the Secretary of State of the State of Minnesota, no other or additional filing or recording is necessary in order to amend the Restated Articles to include the provisions set forth in the Amendment, and the holders of the shares of Series E Preferred are entitled to the rights, preferences and provisions of the Restated Articles, as amended by the Amendment;

               (e) All corporate proceedings required by law or by the provisions of this Amendment Number 1 to be taken by the Board of Directors and shareholders of the Company on or prior to the Second Closing Date in connection with the

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          execution and delivery of this Amendment Number 1 and the adoption of the Amendment, and the issuance and delivery of the Warrants and the Warrant Stock have been duly and validly taken;

               (f) The Company is authorized by its Restated Articles, as amended by the Amendment, to issue 25,000,000 shares of Common Stock, $0.01 par value, 4,458,852 shares of Series A Preferred, $1.00 par value, 2,400,000 shares of Series B Preferred, $1.25 par value, 2,292,635 shares of Series C Preferred, $1.00 par value, 2,083,332 shares of Series D Preferred, $1.00 par value, and 857,143 shares of Series E Preferred, $1.00 par value. Immediately prior to the Second Closing Date there were (to the best of such counsel's knowledge) 1,677,076 shares of Common Stock, 4,458,852 shares of Series A Preferred, 2,400,000 shares of Series B Preferred, 2,292,635 shares of Series C Preferred, 2,083,332 shares of Series D Preferred and 857,143 shares of Series E Preferred issued and outstanding. All shares outstanding immediately prior to the Second Closing Date have been duly authorized and validly issued and are fully paid and nonassessable. To the best of such counsel's knowledge, the Company holds no shares in its treasury. Except for such shares of Common Stock and shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, the Company has no other authorized series or class of capital stock and, to the best of such counsel's knowledge, except for the Warrants and outstanding options to purchase an aggregate of 1,723,046 shares of Common Stock, has no outstanding options, warrants or other rights to acquire securities of the Company. To the best of such counsel's knowledge, except as set forth in the Amended and Restated Registration Rights Agreement and the Restated Articles, as amended by the Amendment, the Company is not subject to any obligation to register or redeem any outstanding Securities of the Company;

               (g) The requisite number of shares of Warrant Stock, based upon the terms of the Warrants in effect as of the Second Closing Date, have been validly authorized and reserved for issuance upon exercise of the Warrants, and when issued upon such exercise in accordance with the terms and conditions of the Warrants and those of this Amendment Number 1 the Warrant Stock will be duly authorized and issued and will be fully paid and nonassessable. To the best of such counsel's knowledge, no security-holder of the Company is entitled to preemptive or similar rights to purchase the Warrants or the Warrant Stock contemplated to be issued pursuant to this Amendment Number 1;

               (h) Assuming the accuracy of the representations made by the Series E Purchasers in Article 7 of the Series E Purchase Agreement, the Company has obtained the approval or consent of all governmental agencies or bodies required for the legal and valid execution and delivery of this Amendment Number 1 and the legal and valid offer, issuance and sale of the Warrants and the offer of the Warrant Stock to the Series E Purchasers through exercise by them of the Warrants and for the performance of the obligations of the Company under all provisions of this Amendment

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          Number 1.  Assuming the accuracy of the representations made by the
          Series E Purchasers in Article 7 of the Series E Purchase
          Agreement, the execution, delivery and performance of this Amendment Number 1, and the offer, issuance and sale of the Warrants and the Warrant Stock and the consummation of the transactions contemplated by this Amendment Number 1 will not result in any breach or violation of the terms or provisions of, or constitute a default under, the Restated Articles, as amended by the Amendment, or the Restated Bylaws of the Company or any statute, rule or regulation affecting the Company or its business. To the best of such counsel's knowledge, the execution, delivery and performance of this Amendment Number 1 by the Company, the offer, issuance and sale of the Warrants and the Warrant Stock and the consummation of the transactions contemplated by this Amendment Number 1 will not result in any violation of any agreement or other instrument of which such counsel is aware to which the Company is a party or by which it is bound or to which any of its properties, assets or business is subject or any judgment, decree or order;

               (i) Assuming the accuracy of the representations made by the Series E Purchasers in Article 7 of the Series E Purchase Agreement, the offer, sale, issuance and delivery of the Warrants and the offer of the Warrant Stock to the Series E Purchasers through exercise by them of the Warrants under the circumstances contemplated by this Amendment Number 1 are exempt from the registration and prospectus delivery requirements of the Securities Act and all applicable state securities laws; and

               (j) Except for DeMarco, et. al., vs. Select Comfort Corporation, such counsel has no knowledge of any litigation, proceeding or governmental investigation pending or threatened against the Company or its properties or business.

          4.6 SUPPORTING DOCUMENTS. Legal counsel for the Series E Purchasers shall have received the following:

               (a) A copy of the resolutions of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Amendment Number 1, and a copy of resolutions of the Board of Directors and stockholders of the Company authorizing and approving the Amendment, all such resolutions to be certified by the Secretary of the Company;

               (b) A Certificate of Incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute this Amendment Number 1 and further certifying that the Amendment has been duly filed and has become a part of the Restated Articles, and that the Restated Bylaws have not been further amended or modified except as contemplated hereby; and

               (c) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Series E Purchasers may reasonably request.

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          4.7  QUALIFICATION UNDER STATE SECURITIES LAWS.  All registrations, qualifications, permits and approvals required under applicable state securities laws for the lawful execution and delivery of this Amendment Number 1 and the offer, sale, issuance and delivery of the Warrants to the Series E Purchasers at the Second Closing and the offer of the Warrant Stock shall have been obtained.

          4.8 BOARD OF DIRECTORS. The Company shall have taken such actions as shall be appropriate to elect to and maintain on its Board of Directors the persons contemplated by Section 5 hereof.

     5.   DIRECTOR REPRESENTATION; SHAREHOLDER VOTING AGREEMENT.

          5.1  REPLACEMENT OF SECTION 10 OF THE SERIES E PURCHASE AGREEMENT,
     SECTION 10 OF THE SERIES D PURCHASE AGREEMENT, SECTION 10 OF THE SERIES C PURCHASE AGREEMENT, SECTION 10 OF THE SERIES B PURCHASE AGREEMENT AND
     SECTION 8.7 OF THE SERIES A PURCHASE AGREEMENT.  This Section 5 replaces
     Section 10 of each of the Series E Purchase Agreement, the Series D Purchase Agreement, the Series C Purchase Agreement and the Series B Purchase Agreement and Section 8.7 of the Series A Purchase Agreement in their entirety and such Section 10 of each of the Series E Purchase Agreement, the Series D Purchase Agreement, the Series C Purchase Agreement and the Series B Purchase Agreement and Section 8.7 of the Series A Purchase Agreement shall be of no further force or effect whatsoever.

          5.2 COMPOSITION OF BOARD. Effective upon the closing of the transactions contemplated by this Amendment Number 1, the Company's Board of Directors shall consist of twelve (12) members. One (1) of the members of the Board of Directors shall be the Chief Executive Officer of the Corporation as appointed by the Board of Directors from time to time. The holders of Series A Preferred shall have the right to elect three (3) directors; (i) one of whom shall be designated by Saint Paul; (ii) one of whom shall be designated by Cherry Tree; and (iii) one of whom shall be designated by CVP. The holders of Series B Preferred shall have the right to elect one (1) director, who shall be designated by Apex. The holders of Series C Preferred shall have the right to elect one (1) director, who shall be designated by KCB BV. The holders of Series D Preferred shall have the right to elect one (1) director, who shall be elected by a majority vote of the outstanding shares of Series D Preferred. The holders of Series E Preferred shall have the right to elect one (1) director, who shall be elected by a majority vote of the outstanding shares of Series E Preferred. The remaining four (4) directors shall be elected by a majority vote of all outstanding shares of the Company's capital stock voting together as a single class on an as-if-converted basis. Each of the Series E Purchasers hereby consents to the election of James Simons as the director to be elected by the holders of Series E Preferred, his term to continue until his successor is duly elected and qualified in accordance with the Restated Articles, as amended, the Restated Bylaws, as amended, and applicable law. Each of the Investors hereby further consents to the amendment of the Restated Bylaws to increase the size of the Board of Directors to up to twelve (12) members.

          5.3 AGREEMENT TO VOTE SHARES. The Investors hereby agree to vote their shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred,

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     Series E Preferred, Conversion Stock, Warrant Stock, Common Stock or
     any other capital stock of the Company now owned or hereafter acquired by them in favor of the election of the persons designated by the respective shareholders as provided in Section 5.2 above.

          5.4 LOSS OF RIGHT TO DESIGNATE DIRECTOR. At such time as any of Saint Paul, Cherry Tree, CVP, Apex or KCB BV shall hold less than twenty percent (20%) of the Securities originally purchased by such Investor pursuant to the Series A Purchase Agreement (in the case of Saint Paul, Cherry Tree and CVP), Series B Purchase Agreement (in the case of Apex) or Series C Purchase Agreement (in the case of KCB BV), such Investor shall lose its right to designate a nominee for director. The director then serving as such Investor's designee shall be removed and such directorship shall be filled by the vote of the holders of 75% of the Series A Preferred (in the case of Saint Paul, Cherry Tree or CVP) or of the Series B Preferred (in the case of Apex) or of the Series C Preferred (in the case of KCB BV).

          5.5 VOTING AGREEMENT. This Section 5 constitutes a Shareholder Voting Agreement pursuant to Section 302A.455 of the Minnesota Business Corporation Act.

          5.6 TERMINATION OF VOTING AGREEMENT. The obligations of the parties under this Section 5, notwithstanding any provisions hereof apparently to the contrary, shall terminate and shall be of no further force or effect at the earlier of (a) the date that the Company makes a Qualified Public Offering, or (b) the date that there are no longer any shares of Preferred Stock issued and outstanding.

     6.   RESTRICTIONS ON TRANSFER OF SECURITIES.

          6.1 RESTRICTIONS. The Warrants and the Warrant Stock are only transferable pursuant to (a) a public offering registered under the Securities Act, (b) Rule 144 of the Commission (or any similar rule then in effect) if such rule is available, and (c) subject to the conditions specified elsewhere in this Section 6, any other legally available means of transfer.

          6.2 LEGEND. Each Warrant and each certificate representing shares of Warrant Stock shall be endorsed with a legend substantially similar to the following:

          The securities represented by this certificate have been issued without registration under the Securities Act of 1933 or under any state securities laws, and may not be sold, transferred or pledged in the absence of an effective registration statement under applicable federal and state securities laws or an opinion of counsel satisfactory to the company that the transfer is exempt from registration under applicable federal and state securities laws.

          6.3 REMOVAL OF LEGEND. Any legend endorsed on a certificate pursuant to Section 6.2 hereof shall be removed, and the Company shall issue a certificate without such legend to the holder of such security, if such security is being disposed of pursuant to a registration under the Securities Act or pursuant to Rule 144 or any similar rule then in effect or if such holder provides the Company with an opinion of counsel satisfactory to the Company to the effect that a transfer of such security may be made without registration. In addition, if the holder of such security delivers to the Company an opinion of such counsel to the effect that no subsequent transfer of such security will require registration under the Securities Act, the Company will promptly upon such contemplated transfer deliver new certificates evidencing such security that do not bear the legend set forth in Section 6.2.

     The aforesaid legend shall also be removed with respect to Securities held for at least three years (including, with respect to the Warrant Stock issued upon the cashless conversion of a Warrant, the period during which the related Warrant had been held) by a person who has not been an affiliate of the Company (as defined in Rule 144 under the Securities Act) during the three months preceding the request for removal of such legend. The foregoing legend removal requirement is based on Rule 144(k) under the Securities Act as currently in force, and assumes that such Rule (or a successor thereto) in substantially its current form shall be in effect at the time of any such request for legend removal.

     7.   MISCELLANEOUS.

          7.1 AMENDMENT OF REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement is hereby modified and amended as follows:

               (a) The term "HOLDERS" as used therein shall be deemed to include the holders as of the date of this Amendment Number 1 of Warrants or Warrant Stock, and any subsequent legal or beneficial owner of Warrants or Warrant Stock who has become a party to the Amended and Restated Registration Rights Agreement in accordance with
          Section 14 thereof.

               (b) The term "REGISTRABLE COMMON" as used therein shall be deemed to include (i) any shares of Common Stock then outstanding which were issued upon exercise or conversion of any Warrant issued hereunder; (ii) any shares of Common Stock then issuable upon conversion of then-outstanding Warrants, (iii) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion of other Securities (as defined in the Registration Rights Agreement) issued as, a dividend or other distribution with respect to, or in replacement of, the Warrants or other Registrable Common (as defined in the Registration Rights Agreement), and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other Securities issued as a dividend or other distribution with respect to, or in replacement of, the Warrants or other Registrable Common.

          7.2 WAIVER OF PREEMPTIVE RIGHTS. Each of the Investors hereby waives any and all preemptive rights that the Investors or any holders of Preferred Stock of the Company may have pursuant to the Restated Articles or otherwise in connection with the offer, issuance and sale by the Company of any shares of its Series E Preferred, the Conversion Stock, the Warrants and the Warrant Stock pursuant to the Series E Purchase Agreement and this Amendment Number 1.

          7.3 CHANGES, WAIVERS, ETC. Neither this Amendment Number 1 nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in Section 15.1 of the Series E Purchase Agreement.

          7.4 PARTIES IN INTEREST. All the terms and provisions of this Amendment Number 1 shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the holder or holders from time to time of any of the Series E Preferred, the Conversion Stock, the Warrants or the Warrant Stock.

          7.5 CHOICE OF LAW. The laws of Minnesota shall govern the validity of this Amendment Number 1, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

          7.6 FORCE OF AMENDMENT. Except as specifically amended hereby, the Series E Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect.

          7.7 COUNTERPARTS. This Amendment Number 1 may be executed concurrently in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.8 SEVERABILITY. Should any one or more of the provisions of this Amendment Number 1 or of any agreement entered into pursuant to this Amendment Number 1 be determined to be illegal or unenforceable, all other provisions of this Amendment Number 1 and of each other agreement entered into pursuant to this Amendment Number 1, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     IN WITNESS WHEREOF, the Company has caused this Amendment Number 1 to be executed by its duly authorized representative and each of the Investors has caused this Amendment Number 1 to be executed by signing in counterpart the acceptance form attached to this Amendment Number 1.



                                   SELECT COMFORT CORPORATION,
                                   a Minnesota corporation


                                   By: /s/
                                      -------------------------------------

                                   Its: CEO
                                      -------------------------------------

                                   ST. PAUL FIRE AND MARINE
                                   INSURANCE CO., a Minnesota corporation


                                   By: /s/
                                      -------------------------------------

                                    Its:
                                      -------------------------------------

                                   CHERRY TREE VENTURES IV,
                                   a Minnesota Limited Partnership


                                   By: /s/
                                      -------------------------------------
                                    Its General Partner


                                   CONSUMER VENTURE PARTNERS I, L.P.,
                                   a Delaware Limited Partnership

                                   By:  Consumer Venture Associates, L.P.,
                                   Its General Partner


                                   By: /s/
                                      -------------------------------------
                                    Its General Partner


                                   CONSUMER VENTURE PARTNERS II, L.P.,
                                   a Delaware Limited Partnership

                                   By:  Consumer Venture Associates II, L.P.,
                                    Its General Partner


                                   By: /s/
                                      -------------------------------------

                                    Its General Partner


                                   APEX INVESTMENT FUND, L.P.,
                                   a Delaware Limited Partnership

                                   By:  Apex Management Partnership,
                                    Its General Partner

                                   By:  Stellar Investment Co.,
                                    Its Managing General Partner


                                   By: /s/
                                      -------------------------------------
                                       James A. Johnson, President


                                   THE PRODUCTIVITY FUND II, L.P.,


                                   a Delaware Limited Partnership

                                   By:  First Analysis Management Company II,
                                   Its General Partner

                                   By:  First Analysis Corporation,
                                   Its General Partner

                                   By: /s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------

                                   KCB BV, L.P.,
                                   a California Limited Partnership

                                   By: KCB BV, INC.,
                                   Its General Partner

                                   By: /s/
                                      -------------------------------------
                                    Harvey G. Knell, President


                                   NORWEST EQUITY PARTNERS IV,
                                   a Minnesota Limited Partnership


                                   By: Itasca Partners
                                   Its General Partner

                                   By: /s/
                                      -------------------------------------
                                   Its: Partner
                                      -------------------------------------

                                   NORWEST EQUITY PARTNERS V,
                                   a Minnesota Limited Partnership


                                   By: Itasca Partners V
                                   Its General Partner

                                   By: /s/
                                      -------------------------------------
                                   Its: Partner
                                      -------------------------------------


                                   GROSSMAN INVESTMENTS,
                                   a General Partnership

                                   By: /s/
                                      -------------------------------------
                                   Its General Partner


                                   H & Q SELECT COMFORT INVESTORS L.P.,
                                   a limited partnership

                                   By:  H & Q Select Comfort Investors L.L.C.
                                   Its General Partner

                                   By: /s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------


                                   H & Q LONDON VENTURES

                                   By:  /s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------

                                   MARQUETTE VENTURE PARTNERS II, L.P.,


                                   a limited partnership

                                   By:  /s/
                                      -------------------------------------
                                   Its:  Authorized Signatory


                                   MVP II AFFILIATES FUND, L.P.,
                                   a limited partnership

                                   By:  /s/
                                      -------------------------------------
                                   Its:  Authorized Signatory

                                   MACKE LIMITED PARTNERSHIP

                                   By:  /s/
                                      -------------------------------------
                                   Its:


                                   PAINE WEBBER INCORPORATED, CUSTODIAN OF
                                   FRED W. REESE DECEDENT IRA

                                   By:/s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------


                                   BAYVIEW INVESTORS, LTD.

                                   By:/s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------


                                   ALEX. BROWN & SONS
                                   EMPLOYEES VENTURE FUND LP

                                   By:/s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------


                                   MONTGOMERY ASSOCIATES, 1992 L.P.

                                   By:/s/
                                      -------------------------------------
                                   Its:
                                      -------------------------------------


                                   /s/ Patrick A. Hopf
                                   ----------------------------------------
                                   Patrick A. Hopf

                                   /s/ Theodore H. Ashford
                                   ----------------------------------------
                                   Theodore H. Ashford

                                   /s/ John Sculley
                                   ----------------------------------------
                                   John Sculley

                                   /s/ Mark L. de Naray
                                   ----------------------------------------
                                   Mark L. de Naray

                                   /s/ Daniel J. McAthie
                                   ----------------------------------------
                                   Daniel J. McAthie

                                   /s/ Karl L. Matthies
                                   ----------------------------------------
                                   Karl L. Matthies

                                   /s/ Deborah N. Matthies
                                   ----------------------------------------
                                   Deborah N. Matthies


                                   /s/ Thomas R. Hitchner
                                   ----------------------------------------
                                   Thomas R. Hitchner

                                   /s/ Donald P. Clark
                                   ----------------------------------------
                                   Donald P. Clark

                                   /s/ Catherine Clark Griffin
                                   ----------------------------------------
                                   Catherine Clark Griffin

                                   /s/ Deborah Clark Lencioni
                                   ----------------------------------------
                                   Deborah Clark Lencioni

                                   /s/ Carol Anne Clark Pontrelli
                                   ----------------------------------------
                                   Carol Anne Clark Pontrelli

                                   /s/ Carl Hulick
                                   ----------------------------------------
                                   Carl Hulick

                                   /s/ Everett V. Cox
                                   ----------------------------------------
                                   Everett V. Cox

                                   /s/ Michael B. Gorman
                                   ----------------------------------------
                                   Michael B. Gorman

                                   /s/ Terral Jordan
                                   ----------------------------------------
                                   Terral Jordan

                                   /s/ Erwin A. Kelen
                                   ----------------------------------------
                                   Erwin A. Kelen

                                   /s/ John A. Rollwagen
                                   ----------------------------------------
                                   John A. Rollwagen

                                   /s/ Dewey K. Shay
                                   ----------------------------------------
                                   Dewey K. Shay

                                   /s/ Doug Hickman
                                   ----------------------------------------
                                   Doug Hickman

                                   /s/ Brian D. Jacobs
                                   ----------------------------------------
                                   Brian D. Jacobs

                                   /s/ Barbro E. Shronts
                                   ----------------------------------------
                                   Barbro E. Shronts

                                   /s/ Sharon Pearson
                                   ----------------------------------------
                                   Sharon Pearson